UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road Sunnyvale, California 94086 (Address of principal executive offices) (zip code) Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Intuitive Surgical, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 24, 2014 (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 7, 2014:

Proposal No. 1: To elect six members to the Board of Directors to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders:

	For	Withheld	Broker Non Votes
Amal M. Johnson	30,837,305	334,130	2,977,280
Eric H. Halvorson	30,725,492	445,943	2,977,280
Alan J. Levy, Ph.D.	30,666,961	504,474	2,977,280
Craig H. Barratt, Ph.D.	30,827,506	343,929	2,977,280
Floyd D. Loop, M.D.	30,581,227	590,208	2,977,280
George Stalk Jr.	30,720,795	450,640	2,977,280

Each of the nominees recommended in Proposal No. 1 was elected.

Proposal No. 2: To approve, by an advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non Votes
27,780,908	3,133,307	257,220	2,977,280

Proposal No. 2 was approved.

Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain
33,879,941	29,290	239,484

Proposal No. 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.
(Registrant)

Date: April 29, 2014	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer